                         [Proskauer Rose LLP Letterhead]


                                                                       Exhibit 5

January 13, 2006

Triple Crown Media, Inc.
546 East Main Street
Lexington, Kentucky 40508

Ladies and Gentlemen:

We are acting as counsel to Triple Crown Media, Inc., a Delaware corporation (the "Company"), in connection with the filing of a Registration Statement on Form S-8 with exhibits thereto (the "Registration Statement") by the Company under the Securities Act of 1933, as amended (the "Act"), and the rules and regulations thereunder, relating to the registration of 1,000,000 shares of common stock, par value $0.001 per share, of the Company (the "Shares"). The Shares are to be issued by the Company upon the exercise or vesting of certain stock-based awards (the "Awards") to be granted pursuant to the Company's 2005 Long-Term Incentive Plan, the Bull Run Corporation 1994 Long Term Incentive
Plan and the Bull Run Corporation Non-Employee Directors' 1994 Stock Option Plan (the "Stock Incentive Plans").

We have examined such records, documents and other instruments as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth. We have assumed, without investigation, the authenticity of any document submitted to us as an original, the conformity to originals of any document submitted to us as a copy, the authenticity of the originals of such latter documents, the genuineness of all signatures and the legal capacity of natural persons signing such documents.

Based upon, and subject to, the foregoing, we are of the opinion that the Shares are duly authorized and, when and to the extent issued upon the exercise or vesting of the Awards in accordance with the terms of the Stock Incentive Plans, as applicable, including payment of the applicable exercise price therefor, will be, assuming no change in the applicable law or pertinent facts, validly issued, fully paid, and non-assessable.

We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,


/s/ Proskauer Rose LLP